AMENDMENT to

FUND SERVICES AGREEMENT

THIS AMENDMENT, effective as of November 13, 2012, by and among Copeland Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Gemini Fund Services, LLC, a Nebraska limited liability company (“Gemini”).

WHEREAS, the Trust has requested that Gemini amend the Fund Services Agreement to add the Copeland International Risk Managed Dividend Growth Fund, a new series of the Trust, and Gemini has agreed to do so.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.

Amendments.

(a)

Appendix IV is hereby deleted in its entirety and replaced with Appendix IV attached hereto, as the same may be amended from time to time.

2.

Miscellaneous.

(a)

Except as amended hereby, the Fund Services Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

COPELAND TRUST

By:

By:  /s/Eric C. Brown

Name:  Eric C. Brown

Title:    President

GEMINI FUND SERVICES, LLC

By:  /s/Kevin Wolf

Name:  Kevin Wolf

Title:

President

PHTRANS/ 1290900.1

APPENDIX IV

LIST OF FUNDS

SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement between Copeland Trust and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Funds set forth on this Appendix IV shall be the later of the date of this Agreement or upon commencement of operations of a Fund.

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name	Board Approval Date
COPELAND RISK MANAGED DIVIDEND GROWTH FUND	November 15, 2010
COPELAND INTERNATIONAL RISK MANAGED DIVIDEND GROWTH FUND	November 13, 2012

Copeland Risk Managed Dividend Growth Fund and Copeland International Risk Managed Dividend Growth Fund are collectively referred to herein as the “Fund Complex”.

PHTRANS/ 1290900.1